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                               CONSENT OF COUNSEL

                 Warburg, Pincus International Equity Fund, Inc.

             We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 14 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-27031, Investment Company Act File No. 811-5765) of Warburg, Pincus International Equity Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                    /s/ Willkie Farr & Gallagher
                                    ---------------------------------
                                        Willkie Farr & Gallagher

February 21, 1997
New York, New York


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